Exhibit 10.13

                 DEVELOPMENT, MANUFACTURING AND SUPPLY AGREEMENT



                                 by and between






                               NOVADEL PHARMA INC.






                                       AND






                            PAR PHARMACEUTICAL, INC.






                                      * * *




                           NITROGLYCERIN LINGUAL SPRAY




                                      * * *







                                  JuLY 28, 2004

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

1.  DEFINITIONS.............................................................1

2.  DEVELOPMENT.............................................................4
    2.1 OBLIGATION TO OBTAIN APPROVAL OF THE PRODUCT........................4
    2.2 BRAND NAME..........................................................4
    2.3 STATUS REPORTING....................................................5

3.  MANUFACTURE AND SUPPLY; COMMERCIALIZATION...............................5
    3.1 COMMERCIALIZATION OVERSIGHT.........................................5
    3.2 SUPPLY AND DISTRIBUTION.............................................6
    3.3 CHANGE IN CIRCUMSTANCES.............................................6
    3.4 FORECASTS...........................................................7
    3.5 CERTAIN PRELIMINARY ASSESSMENTS.....................................7
    3.6 INSUFFICIENCY OF SUPPLY.............................................7

4.  PURCHASING; DELIVERY....................................................8
    4.1 PURCHASE ORDERS.....................................................8
    4.2 PACKAGING...........................................................8
    4.3 DELIVERY............................................................9
    4.4 QUALITY CONTROL AND ASSURANCES AND RELEASE DOCUMENTATION............9
    4.5 ACCEPTANCE AND REJECTION............................................9

5.  PRODUCT PURCHASE PRICE AND PAYMENT TERMS...............................10
    5.1 PURCHASE PRICE.....................................................10
    5.2 ROYALTY PAYMENT....................................................10
    5.3 REPORTS............................................................10

6.  CERTAIN UNDERTAKINGS...................................................11
    6.1 CERTAIN PAYMENTS...................................................11
    6.2 CERTAIN LITIGATION COSTS...........................................11
    6.3 PRODUCT COMPLAINTS AND ADVERSE DRUG EXPERIENCES....................12
    6.4 FACILITY MAINTENANCE; INSPECTION; REPORTS..........................12
    6.5 FILING REQUIREMENTS AND MAINTENANCE................................13
    6.6 INSURANCE..........................................................13

7.  WARRANTIES, INDEMNIFICATION AND LIMITATION OF LIABILITY................13
    7.1 CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS OF NOVADEL.......13
    7.2 CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS OF PAR...........14
    7.3 REPRESENTATION AND WARRANTIES WITH REGARD TO STATUS................15
    7.4 PRODUCT RECALL.....................................................15
    7.5 NOVADEL'S INDEMNIFICATION OBLIGATIONS..............................16

                                TABLE OF CONTENTS
                                  (CONTINUED)

    7.6 PAR'S INDEMNIFICATION OBLIGATIONS..................................17
    7.7 SPECIFIC INDEMNITY.................................................17
    7.8 INDEMNIFICATION PROCEDURES.........................................17




8.  AUDIT..................................................................18
    8.1 PAR'S RIGHT TO AUDIT...............................................18
    8.2 NOVADEL'S RIGHT TO AUDIT...........................................18

9.  TERM AND TERMINATION...................................................19
    9.1 TERM...............................................................19
    9.2 TERMINATION FOR BREACH.............................................19
    9.3 TERMINATION FOR BANKRUPTCY.........................................19
    9.4 TERMINATION FOR SUPPLY INTERRUPTION................................19
    9.5 TERMINATION FOR FORCE MAJEURE EVENT................................19
    9.6 TERMINATION FOR EXCESS COSTS.......................................20
    9.7 POST-TERMINATION...................................................20

10. CONFIDENTIALITY........................................................20
    10.1 TREATMENT OF CONFIDENTIAL INFORMATION.............................20
    10.2 LIMITS ON DISCLOSURE..............................................20

11. FORCE MAJEURE..........................................................21
    11.1 EFFECTS OF FORCE MAJEURE..........................................21
    11.2 NOTICE OF FORCE MAJEURE...........................................21
    11.3 ALLOCATION OF CAPACITY............................................21

12. MISCELLANEOUS..........................................................22
    12.1 DISPUTE RESOLUTION................................................22
    12.2 INDEPENDENT CONTRACTORS...........................................22
    12.3 ASSIGNMENT........................................................22
    12.4 GOVERNING LAW; WAIVER OF JURY TRIAL...............................22
    12.5 NO IMPLIED WAIVER.................................................23
    12.6 NOTICE............................................................23
    12.7 AMENDMENTS........................................................24
    12.8 COUNTERPARTS......................................................24
    12.9 ENTIRE AGREEMENT..................................................24
    12.10BENEFIT; BINDING EFFECT...........................................24
    12.11SURVIVAL..........................................................24
    12.12FURTHER ASSURANCES................................................25
    12.13SEVERABILITY......................................................25

                 DEVELOPMENT, MANUFACTURING AND SUPPLY AGREEMENT


      THIS DEVELOPMENT, MANUFACTURING AND SUPPLY AGREEMENT (this "Agreement"), dated as of July 28, 2004, by and between NOVADEL PHARMA INC., a Delaware corporation with an address at 25 Minneakoning Road, Flemington, New Jersey ("NOVADEL"), and PAR PHARMACEUTICAL, INC., a Delaware corporation with an address at One Ram Ridge Road, Spring Valley, New York ("PAR").

      WHEREAS, Par is engaged in the business of developing, commercializing and selling pharmaceutical products;

      WHEREAS, NovaDel is engaged in the business of developing, manufacturing and supplying pharmaceutical products to pharmaceutical companies; and

      WHEREAS, the parties agree to use commercially reasonable efforts to obtain FDA and any other required governmental approvals to allow for the manufacture and supply of that certain pharmaceutical product set forth on Exhibit A hereto (the "Product") by NovaDel or its designee(s) and for the marketing of the Product by Par or its designee(s), all subject to the terms set forth herein.

      NOW, THEREFORE, the parties agree as follows:

      1. DEFINITIONS.

      FOR PURPOSES HEREOF, THE FOLLOWING TERMS SHALL HAVE THE MEANINGS SET FORTH
BELOW:

      "ACT" means the Federal Food, Drug, and Cosmetic Act, as amended from time to time, and the rules and regulations promulgated thereunder.

      "AFFILIATE" means, with respect to any Person, any other Person controlled by, controlling or under common control with such Person, where control means more than 50% ownership or voting rights and/or the power to direct management or policy.

      "APPROVAL NOTICE" has the meaning set forth in Section 2.1 hereof.

      "CGMP" means the current Good Manufacturing Practices regulations of the FDA (as in effect from time to time) contained in 21 C.F.R. pts. 210 and 211.

      "CLAIM" has the meaning set forth in Section 6.2(a) hereof.

      "COMMERCIALIZATION COMMITTEE" has the meaning set forth in Section 3.1 hereof.

      "CONFIDENTIAL INFORMATION" means any information that in any way shall relate to a party hereto or an Affiliate thereof, including, without limitation, its products, business, know-how, methods, trade secrets, business and marketing strategies, customer lists and technology, that shall be furnished or disclosed to the other party in connection with this Agreement, and any other information that would be reasonably recognized as confidential or proprietary information (including, but not limited to, in the event applicable, the NDA), or that is designated Confidential Information by the disclosing party; provided, however, that Confidential Information shall not include any information:

      (i) that, at the time of disclosure, is generally available to the public;

      (ii) that, after disclosure in connection herewith, becomes generally available to the public, except as a result of a breach of this Agreement by the recipient of such information;

      (iii) that becomes available to the recipient of such information from a third party that is not legally prohibited from disclosing such Confidential Information; provided, that such Confidential Information was not acquired, directly or indirectly, from the disclosing party or its Affiliates; or

      (iv) that the recipient of which can demonstrate was developed by or for such recipient independently of, and without the use of, the Confidential Information disclosed by the disclosing party or its Affiliates in connection herewith.

      "COST OF GOODS" means, (i) with respect to that portion of the manufacturing, processing, testing, packaging and/or labeling of the Product performed by NovaDel or its Affiliate(s), NovaDel's or such Affiliate(s)' actual, direct cost of such activities (including the cost of raw materials), and (ii) with respect to that portion of the manufacturing, processing, testing, packaging and/or labeling of the Product performed by a third-party subcontractor, the price paid by NovaDel to such third-party subcontractor directly for such activities.

      "EFFECTIVE DATE" means the date of this Agreement.

      "EXCESS COSTS" has the meaning set forth in Section 2.1 hereof.

      "FDA" means the United States Food and Drug Administration or successor government agency in the United States.

      "FIRST COMMERCIAL SALE" means the first sale of the Product under this Agreement in an arms' length transaction to an unaffiliated third party.

      "FORCE MAJEURE EVENT" has the meaning set forth in Section 11.1 hereof.

      "INELIGIBLE PERSON" has the meaning set forth in Section 7.3(a) hereof.

      "INITIAL TERM" has the meaning set forth in Section 9.1 hereof.

      "LEGAL EXPENSES" has the meaning set forth in Section 6.2(a) hereof.

      "LOSSES" has the meaning set forth in Section 7.5 hereof.

      "NDA" means the new drug application to be filed by NovaDel with respect to the Product seeking approval of the Product by the FDA, as the same may be supplemented and/or amended from time to time.

      "NET SALES" means the gross revenue attributable to the sales of the Product in the United States or Canada, as applicable, less: (a) returns, price protections, shelf stock adjustments, rebates (including Medicaid, Medicare and similar rebates), cash and volume discounts; (b) applicable freight and shipping costs; (c) applicable shipping insurance costs; and (d) applicable taxes, if any. If the Product is bundled and sold with other products (a "BUNDLED PRODUCT"), any additional sales allowance given on the Bundled Products shall be allocated proportionally among all such Bundled Products based upon a weighted average of the net selling prices (prior to application of any bundling allowance) of each such Bundled Product sold.

      "NOVADEL'S FACILITY" means the manufacturing facility for the Product designated in the NDA.

      "PRODUCT" has the meaning set forth on Exhibit A hereto.

      "PRODUCT APPROVAL" means the non-tentative approval of the NDA by the FDA.

      "PRODUCT MANUFACTURING REQUIREMENTS" has the meaning set forth in Section 3.2(b) hereof.

      "PROPOSED BRAND NAMES" has the meaning set forth in Section 2.2 hereof.

      "PERSON" means an individual, corporation, partnership, company or other entity.

      "RENEWAL TERM" has the meaning set forth in Section 9.1 hereof.

      "ROYALTY" has the meaning set forth in Section 5.2 hereof.

      "SPECIFICATIONS" means the terms and conditions applicable to the Product and described in the NDA (or similar filing with a governmental agency in jurisdictions outside the United States) for the Product, as the same may be supplemented and/or amended from time to time, and as set forth in the standards published by USP.

      "TERM" has the meaning set forth in Section 9.1 hereof.

      "TERRITORY" means the United States of America, together with its territories, possessions and protectorates, and Canada.

      "TRANSFER PRICE" means (i) with respect to that portion of the Product manufactured, processed, tested, packaged and/or labeled by NovaDel or its Affiliate(s), the Cost of Goods attributable to such activities plus 10% of such Cost of Goods, which is deemed to be the overhead component of the Cost of Goods, and (ii) with respect to that portion of the Product manufactured, processed, tested, packaged and/or labeled by a third-party subcontractor, the Cost of Goods attributable to such activities only.

      "USP" means United States Pharmacopeia.

      2. DEVELOPMENT.

      2.1 OBLIGATION TO OBTAIN APPROVAL OF THE PRODUCT. (a) NovaDel shall use commercially reasonable efforts to obtain Product Approval on the earliest possible date (given the timing of the regulatory process); provided, that nothing herein contained shall constitute a guarantee or warranty by NovaDel that the Product Approval will be obtained; provided, further, that, if the FDA requires additional development or testing of the Product at an out-of-pocket cost to NovaDel (for costs incurred after the Effective Date), excluding (i) the costs of any and all FDA filing fees and (ii) costs associated with the transfer of manufacturing to a third-party contract manufacturer, that is reasonably likely to exceed [***] (such excess being referred to herein as the "EXCESS COSTS"), NovaDel and Par shall negotiate a mutually satisfactory arrangement for apportionment of the payment of such Excess Costs between the parties, with the understanding that such Excess Costs shall be recouped by the party(ies) who pay(s) them from Net Sales of the Product before the payment of any Royalty payment pursuant to Section 5.2 hereof. Upon its receipt of an approval letter from the FDA granting the Product Approval, NovaDel shall promptly provide Par with written notice of the same, including a copy of such approval letter (the "APPROVAL NOTICE"). [***]

      (b) NovaDel covenants and agrees, on behalf of itself and any applicable Affiliates, that it shall: (i) devote a commercially reasonable amount of time, effort, resources and manpower to obtaining the Product Approval; and (ii) not develop or perform any formulation or developmental or other work on or with respect to the Product (or any reasonable variant thereof) for its own use or for the use or benefit of any other Person within the Territory other than as contemplated by this Agreement.

      (c) Except as otherwise provided in this Section 2.1, the costs and expenses incurred by NovaDel or its Affiliates in the research, development and acquisition of the NDA shall be borne solely by NovaDel or its Affiliates. The costs, expenses and obligations of the post-approval maintenance of the NDA incurred after (but only after) transfer of the NDA to Par shall be borne solely by Par.

      (d) Par may, in its sole discretion, seek regulatory approvals to sell the Product in Canada; provided, that, if Par does not initiate the process to seek such regulatory approvals within 18 months after NovaDel's delivery of the Approval Notice to Par, Canada shall cease to be part of the Territory for the purposes of this Agreement.

      2.2 BRAND NAME.

      Par may, at its option, develop up to five proposed Brand names for intended use as brand names for the Product in the Territory (the "PROPOSED BRAND NAMES") and may file trademark application(s) with the U.S. Patent and Trademark Office directed thereto. NovaDel shall submit the Proposed Brand Names, in the order of preference designated, in writing, by Par, as the

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

possible brand name(s) for the Product in connection with the NDA, and shall, at Par's written request, amend the NDA with respect thereto. NovaDel shall promptly apprise Par of any communication from the FDA bearing upon the FDA's acceptance or rejection of any of the Proposed Brand Names and shall respond with respect thereto as directed by Par. Par shall own the Proposed Brand Names, and their use shall inure to the benefit of Par and no right to or license under the same is granted hereby. Upon the written request of NovaDel, Par may, in its sole discretion, grant NovaDel a license to use the Proposed Brand Names and the trademarks related thereto in a region outside the Territory during the Term.

      2.3 STATUS REPORTING.

      NovaDel shall:

      (a) provide Par with copies of all written communications, and written summaries of all oral communications, from or with the FDA with respect to the filing and review of the NDA as soon as practicable after, but in any event within 72 hours (excluding weekends and holidays) of, its receipt thereof, and NovaDel shall not respond to such written or oral communications without the prior written consent of Par, which consent shall not be unreasonably withheld or delayed; provided, that both parties shall use commercially best efforts to abide by any FDA-imposed deadlines when responding to FDA inquiries and observations;

      (b) advise Par in writing of any unforeseen material problems or delays encountered or additional requirements imposed upon NovaDel or its Affiliates, as the case may be; and

      (c) provide Par with such information as Par may reasonably request in writing from time to time with respect to the status of the approval of the Product by the FDA.

      3 MANUFACTURE AND SUPPLY; COMMERCIALIZATION

      3.1 COMMERCIALIZATION OVERSIGHT.

      Oversight of the commercialization of the Product shall be vested in a commercialization committee (the "COMMERCIALIZATION COMMITTEE"). The Commercialization Committee shall consist of an equal number of appointees of each party and shall meet on a regular basis to establish an approximate timeline for commercial launch of the Product in the United States given the regulatory process and, following commercial launch, to review marketing and sales efforts. Notwithstanding the foregoing, the Commercialization Committee shall be advisory only, and sales and marketing of the Product in the Territory will be the sole responsibility of Par, which shall have the sole right and discretion to make all marketing and pricing decisions, including the timing of the First Commercial Sale. Subject to the foregoing, and provided there are no pending or threatened Claims, Par shall use commercially reasonable efforts to launch commercial sale of the Product in the United States within six months after its receipt of the Approval Notice.

      3.2 SUPPLY AND DISTRIBUTION.

      (a) NovaDel hereby appoints Par as its sole and exclusive distributor for the Product in the Territory, and Par hereby accepts such appointment and agrees to act as such sole and exclusive distributor, all upon the terms, conditions and limitations set forth herein.

      (b) NovaDel shall, directly or through its designee(s), manufacture and supply to Par, in a timely fashion and in accordance with the terms, conditions and limitations set forth herein, the Product pursuant to binding purchase orders submitted by Par pursuant to Section 4.1 hereof. NovaDel, with the prior written consent of Par, which consent shall not be unreasonably withheld, shall be allowed to subcontract to a third party the manufacturing and/or packaging of the Product. NovaDel shall not, and shall not permit its Affiliates or any other Person to, (i) manufacture for, or supply any of the Product manufactured by or on behalf of NovaDel to, any Person in the Territory (other than Par) or outside the Territory to any Person who it has reason to believe will sell the Product in the Territory, or (ii) sell the Product, directly or indirectly (other than by Par), in the Territory. NovaDel covenants that the Product supplied by NovaDel hereunder shall be manufactured (which shall include, without limitation, all testing, finished dosage form packaging and labeling) in an FDA-registered facility and in accordance with the following (collectively, the "PRODUCT MANUFACTURING REQUIREMENTS"): (A) the Specifications for the Product; (B) applicable cGMP requirements; (C) the most currently approved version of the NDA; and (D) all other applicable rules, specifications, regulations and requirements of the FDA relative to the manufacturing of the Product in the Territory.

      (c) Subject to receipt of the Approval Notice, Par shall use commercially reasonable efforts to market, distribute and sell the Product in the United States, either directly and/or through its Affiliates, third-party licensees, agents and/or designees. Subject to Section 2.1(d) and receipt by Par or its designees of all regulatory approvals necessary to sell the Product in Canada, Par shall use commercially reasonable efforts to market, distribute and sell the Product in Canada, either directly and/or through its Affiliates, third-party licensees, agents and/or designees. Par shall, subject to Section 3.6 and the receipt of Product Approval and all necessary Canadian regulatory approvals, purchase exclusively from NovaDel all of its and its Affiliates' requirements of the Product for sale in the Territory in accordance with the terms, conditions and limitations set forth herein.

      3.3 CHANGE IN CIRCUMSTANCES.

      If, at any time, Par reasonably determines that it is not economically feasible to continue to market and sell the Product in the Territory or in any portion thereof, Par shall notify NovaDel in writing, and the parties shall negotiate in good faith for at least 30 days (a) revisions to the Transfer Price and/or (b) a sublicense of the Product to a third party for marketing in that portion of the Territory with respect to which Par has made such determination (which may be the entire Territory). To the extent that the parties shall be unable to reach an agreement despite the good faith negotiation by the parties, this Agreement may be terminated by Par upon written notice to NovaDel only with respect to the rights and obligations to market the Product in such portion of the Territory (which may be the entire Territory), and Par shall be required to pay only for Product ordered by or required to be ordered by Par and raw materials ordered on behalf of Par (which raw materials are not able to be otherwise reused or resold by NovaDel or its Affiliates or returned to the supplier of such raw materials upon the exercise of commercially reasonable efforts) in accordance with Section 3.4 hereof; provided, that upon termination of this Agreement as it applies to the entire Territory by Par under this
Section 3.3 or by NovaDel under Section 9.2 for Par's material breach, Par shall grant full rights, title and interest in the NDA and the Proposed Brand Names to NovaDel.

      3.4 FORECASTS.

      Par shall provide NovaDel with written quarterly forecasts of the quantities of the Product that it expects to order for each rolling 12-month period. Such forecasts are estimates and shall represent a commitment for Par to purchase only the quantity of Product projected for the first month under each such quarterly forecast and not less than 75% of the amount of Product projected for the second month and 50% of the amount of Product projected for the third month under each quarterly forecast. Purchases of Product shall be effected pursuant to purchase orders submitted by it to NovaDel in accordance with
Section 4.1 hereof. Par shall deliver the first such quarterly forecast no later than 60 days after the Effective Date, and shall deliver the updated and extended forecasts every calendar quarter thereafter. NovaDel shall cooperate with Par in Par's determination of the anticipated First Commercial Sale date and use commercially reasonable efforts to ship Product to Par at least 60 days in advance of such date.

      3.5 CERTAIN PRELIMINARY ASSESSMENTS.

      If Par determines: (a) based upon its good faith assessment of its independent inspection of NovaDel's proposed manufacturing facilities, that NovaDel has failed to obtain or arrange for the use of manufacturing facilities adequate to support the commercial launch of the Product, or (b) based upon its good faith assessment of the patent position of the Product, that there is a reasonable likelihood that the Product may infringe the intellectual property rights of a third party; then, in either case, Par may, in its discretion, elect to terminate this Agreement upon written notice delivered to NovaDel no later than thirty (30) days after the Effective Date, and NovaDel shall promptly repay to Par all monies paid by Par to NovaDel pursuant to Section 6.1(a) and 6.1(b) hereof.

      3.6 INSUFFICIENCY OF SUPPLY.

      Subject to Par's delivery of a forecast and purchase order pursuant to Sections 3.4 and 4.1, respectively, in the event that NovaDel shall fail or shall be unable to supply Par's reasonable requirements for the Product hereunder for a period exceeding 90 cumulative days in any given 365 day period, then Par may, in its discretion, elect to manufacture the Product, whether directly or through an Affiliate or third-party manufacturer. If Par elects to manufacture the Product or cause the Product to be manufactured for Par, (a) Par shall give NovaDel not less than 30 days notice of Par's intention to do so; (b) Par shall prepare and submit a supplement to the NDA, and Par or NovaDel, as appropriate, shall prepare and submit a supplement to any applicable Canadian regulatory approval, seeking permission for Par, its Affiliate and/or third-party manufacturer to manufacture such Product; (c) NovaDel shall, upon the reasonable request of Par, cooperate with, assist and provide Par (or its Affiliate or third-party manufacturer, as applicable) with all and any documentation and technology necessary or desirable to allow the manufacture of the Product in a facility designated by Par and to provide the FDA and/or such other regulatory agencies with the information necessary to obtain timely approval to manufacture the Product in the facility chosen by Par; (d) Section
3.4 and Article 4 hereof shall cease to have effect; (e) no Transfer Price shall be payable to NovaDel hereunder with respect to any Product manufactured by Par, its Affiliate or third-party manufacturer; (f) the Royalty payable by Par to NovaDel pursuant to Section 5.2 hereof shall be [***] of Net Sales derived from sales of the Product in the United States and [***] of Net Sales derived from sales of the Product in Canada; and (g) the remainder of this Agreement shall remain in effect. For purposes hereof, Par's "reasonable requirements" shall be deemed to be any quantity of Product ordered by Par that is up to 120% of the quantity of Product forecasted by Par for such period pursuant to Section 3.4.

      4 PURCHASING; DELIVERY.

      4.1 PURCHASE ORDERS.

      Subject to the other provisions of this Agreement, Par shall from time to time, but not before January 1, 2005, place orders for the Product and identify the requested delivery dates for each such order. The delivery dates specified in any such orders shall not be less than 60 days from the dates of such orders. Each order placed pursuant to this Section 4.1 shall constitute a firm obligation to purchase the ordered quantities of the Product, subject to the following sentence. Orders may be modified or cancelled by Par upon written notice to NovaDel; provided, however, that if any modification or cancellation of an order shall occur less than 45 days prior to the delivery date, Par shall pay NovaDel within 30 days after invoice therefor any out-of-pocket costs incurred by NovaDel as a direct result of such modification or cancellation and which would not otherwise be recovered by NovaDel hereunder. The terms, conditions and limitations of this Agreement shall be controlling over any conflicting terms and conditions contained in any purchase order or other documentation used by Par in ordering the Product or by NovaDel in accepting or confirming orders, and any term or condition of such purchase order, acceptance or other document that shall conflict with, or be in addition to, the terms, conditions and limitations of this Agreement is hereby expressly rejected.

      4.2 PACKAGING.

      NovaDel shall ensure that the Product is packaged with labels, product inserts and other labeling as reasonably specified and approved by Par and as required by the FDA. Par may, in its sole discretion, but subject to the requirements of applicable laws and regulations in the Territory, make changes to labels, product inserts and other labeling for the Product, which changes shall be submitted by NovaDel (with the cooperation of Par) prior to NovaDel's transfer of the NDA to Par, or by Par thereafter, to all applicable governmental agencies and other third parties responsible for the review and approval of the Product in the Territory, if required. Par shall reimburse NovaDel for the actual costs incurred by NovaDel of any labels, product inserts and other labeling rendered obsolete due to a change precipitated by Par in its sole discretion;

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

provided, that: (a) NovaDel shall provide reasonable documentation of such cost;
(b) the cost of such components shall not be included in the Transfer Price; and
(c) NovaDel shall maintain no more than a reasonable inventory of such labels, product inserts and other labeling at all times.

      4.3 DELIVERY.

      NovaDel shall use commercially reasonable efforts to ensure that the Product ordered by Par in accordance with this Agreement is shipped to the facility designated by Par in accordance with the delivery dates specified in Par's purchase orders, and NovaDel shall notify Par promptly of any significant anticipated delay. All Products ordered under this Agreement shall be delivered FCA (Incoterms 2000) NovaDel's Facility.

      4.4 QUALITY CONTROL AND ASSURANCES AND RELEASE DOCUMENTATION.

      NovaDel shall (or shall cause its designee(s) to) perform all in process quality control tests and quality assurance reviews on the Product as required by the Product Manufacturing Requirements and shall certify in writing that each batch of the Product delivered to Par was manufactured in strict conformity with the Product Manufacturing Requirements and that the Product contained in such shipment complies with the provisions of Section 7.1(b) and the other terms of this Agreement. All deliveries of Product by NovaDel or its designee(s) shall be accompanied by appropriate documentation required under applicable law to import the Product into, and for Par to offer the Product for sale in, the Territory, including any quality assurance or quality control audit results and/or certifications that the Product Approval for the Product has been audited to ensure that any Product supplied hereunder has been manufactured in conformity with cGMP and other applicable regulations in the Territory.

      4.5 ACCEPTANCE AND REJECTION.

      Par shall give written notice to NovaDel of any claims that the Product manufactured by NovaDel or its designee(s) does not comply with the requirements of Section 7.1(b) hereof promptly upon its becoming aware of such non-compliance. In the event that Par shall fail to notify NovaDel of any such claim within 45 business days of Par's receipt thereof at its facility, such Products shall be deemed accepted by Par; provided, however, that, other than with respect to defects or other non-compliance plainly observable from a visual inspection, any such acceptance or deemed acceptance shall not adversely affect or otherwise shorten any applicable product warranty period. Any notice by Par pursuant to this Section 4.5 that any Products do not comply with the terms and conditions hereof shall be accompanied by a true and correct copy of the results of any tests conducted by Par thereon, although no such tests are required with respect to defects or other non-compliance plainly observable from a visual inspection. The parties shall cooperate in good faith to resolve any disputes arising therefrom and, in the event that the parties shall be unable to resolve such dispute within 30 calendar days from the date of Par's notice pursuant to this Section 4.5, the parties shall submit such dispute to a mutually satisfactory independent laboratory. The determination by such laboratory shall be final and binding on the parties and the costs therefor shall be borne by the non-prevailing party. Par shall not dispose of any Product claimed by it not to comply with the terms and conditions of this Article 4 until resolution of any dispute with respect thereto. NovaDel shall (or shall cause its designee(s) to) promptly replace any Product that does not comply with the terms and conditions thereof, at NovaDel's sole cost and expense, by delivery thereof to Par. Par shall pay NovaDel within ten business days for any Products delivered by NovaDel or such designee(s) and found to be in compliance with the terms and conditions of this Article 4 after a challenge under this Section 4.5.

      5. PRODUCT PURCHASE PRICE AND PAYMENT TERMS

      5.1 PURCHASE PRICE.

      The purchase price payable by Par for the Product supplied to it by NovaDel or its designee(s) under this Agreement shall be the Transfer Price. The purchase price shall be paid within 45 days of Par's receipt of the invoice therefor; provided, however, that no payment shall be required thereon during the pendency of any dispute pursuant to Section 4.5.

      5.2 ROYALTY PAYMENT.

      In addition to the amount set forth in Section 5.1, but subject to reimbursement of Excess Costs pursuant to Section 2.1(a) hereof and the provisions of Section 6.2(d) hereof, Par shall pay to NovaDel, as a royalty, [***] of Net Sales derived from sales of the Product in the United States and [***] of Net Sales derived from sales of the Product in Canada (the "ROYALTY"). Par shall pay the Royalty to NovaDel quarterly, within 45 days after the close of each calendar quarter; provided, however, that Par may set off such Royalty payment against any amounts owed to it by NovaDel pursuant to Section 6.2(d) hereof.

      5.3 REPORTS.

      (a) Within ten days following the end of the calendar quarter in which the First Commercial Sale occurs, and within ten days following the end of each subsequent calendar quarter throughout the Term, either party claiming any amounts payable to it from Net Sales for reimbursement of Excess Costs pursuant to Section 2.1(a) hereof shall submit to the other a written statement as to the basis therefor and documentation in reasonable detail justifying such amount.

      (b) Within 45 days following the end of the calendar quarter in which the First Commercial Sale occurs, and within 45 days following the end of each subsequent calendar quarter throughout the Term, (i) NovaDel shall submit to Par a written report in a form reasonably acceptable to both parties setting forth in reasonable detail NovaDel's calculation of its Cost of Goods and the Transfer Price with respect to the Product purchased by Par during such calendar quarter and (ii) Par shall submit to NovaDel a written report in a form reasonably acceptable to both parties setting forth in reasonable detail Par's calculation of Net Sales and the Royalty for such calendar quarter.





INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

      6. CERTAIN UNDERTAKINGS.

      6.1 CERTAIN PAYMENTS.

      In consideration for NovaDel's development of the Product, Par shall make the following payments to NovaDel upon (and subject to) completion of the designated events, as follows:

      (a) Concurrently with the parties' execution of this Agreement, Par shall pay to NovaDel the sum of [***] by wire transfer of immediately available funds to a bank account of NovaDel previously designated in writing by NovaDel to Par.

      (b) Within five business days after NovaDel's delivery of written notice enclosing correspondence from the FDA accepting the NDA for filing, Par shall pay to NovaDel the sum of [***] by wire transfer of immediately available funds to a bank account of NovaDel previously designated in writing by NovaDel to Par. If NovaDel has already received correspondence from the FDA accepting the NDA for filing at the time of the execution of this Agreement, Par shall, within five business days after the later of the Effective Date and NovaDel's delivery of a copy of such correspondence to Par, pay to NovaDel the sum of [***] by wire transfer of immediately available funds to a bank account of NovaDel previously designated in writing by NovaDel to Par.

      (c) Within five business days after the later to occur of (i)
NovaDel's delivery of the Approval Notice to Par and (ii) NovaDel's successful completion of validation of the manufacturing process for the Product, Par shall pay to NovaDel the sum of [***] by wire transfer of immediately available funds to a bank account of NovaDel previously designated in writing by NovaDel to Par.

      6.2 CERTAIN LITIGATION COSTS.

      (a) Subject to Section 7 hereof, NovaDel and Par each shall bear [***] of all legal fees, disbursements and other reasonable expenses incurred to investigate and defend any claim (including the assertion of any counterclaim and/or cross-claim) of any Person that the Product infringes any patent or other proprietary right of such Person enforceable in the Territory (hereafter referred to as a "CLAIM") (such legal fees, disbursements and other reasonable expenses, which shall include any judgments, damages, fines, penalties and other similar assessments in relation to a Claim, being herein referred to collectively as the "LEGAL Expenses"). NovaDel shall promptly forward to Par copies of any demands, notices and summonses, cooperate with Par in the investigation, negotiation, settlement, defense or prosecution of any Claim, and assist Par, upon Par's request, in the enforcement of any right against any Person in connection therewith, including by entering into appropriate joint defense and/or joint privilege agreements.


INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

      (b) Par shall have sole control over the defense of any Claim, and NovaDel shall have the right only to be informed of the progress and status thereof. If NovaDel wishes to be represented with respect to any Claim by counsel of its own choosing (which shall act in an advisory role only and shall not participate in the defense of any Claim), such representation shall be at NovaDel's sole cost and expense. Par shall notify NovaDel (or, at NovaDel's option, NovaDel's legal counsel) of any material development in any Claim; provided, that, in the opinion.

      (c) Par may not settle any Claim without the prior written consent of NovaDel, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that Par may settle or compromise any Claim without the prior written consent of NovaDel if Par obtains, as a condition of such settlement or other resolution, a complete and irrevocable release of NovaDel and its assets.

      (d) NovaDel shall reimburse Par for [***] of the Legal Expenses incurred by Par pursuant to this Section 6.2 promptly upon receipt from Par of an invoice providing reasonable documentation thereof.

      6.3 PRODUCT COMPLAINTS AND ADVERSE DRUG EXPERIENCES.

      Par shall be responsible for handling and reporting to the FDA, if required, all Product complaints and for notifying NovaDel of all such complaints that relate to manufacturing, packaging or labeling, or where such notification otherwise is required by FDA regulation, within 30 days of receipt of any such complaint, and NovaDel shall, upon the reasonable request of Par, cooperate with and assist Par in its fulfillment of the foregoing obligations. Par shall notify NovaDel of any report of an adverse drug experience concerning the Product within five calendar days of receipt of the report and provide NovaDel with information as required by applicable law and regulations.

      6.4 FACILITY MAINTENANCE; INSPECTION; REPORTS.

      NovaDel shall (and shall cause its third-party manufacturer, if applicable, to) maintain and operate the manufacturing facility or facilities designated in the NDA and implement such quality control procedures so as to meet the requirements of FDA regulations and so as to be able to perform timely its obligations hereunder. NovaDel shall (and shall cause its third-party manufacturer, if applicable, to) permit quality assurance representatives of Par to inspect such manufacturing facility or facilities at all times upon reasonable notice, during normal business hours and on a confidential basis. Par shall also be permitted reasonable periodic visits to such manufacturing facility to discuss manufacturing and supply issues with management of NovaDel and/or of its third-party manufacturer, if applicable. NovaDel shall (and shall cause its third-party manufacturer, if applicable, to) promptly provide Par with a copy of any FDA Form 483 ("Notice of Observations") received at the conclusion of an inspection relating to the Product and all follow-up correspondence from the FDA, if any.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

      6.5 FILING REQUIREMENTS AND MAINTENANCE.

      NovaDel (prior to its transfer of the NDA to Par) and Par (after NovaDel's transfer of the NDA to it) shall promptly comply with all FDA filing and reporting requirements with respect to the Product and similar filing and reporting requirements of equivalent governmental agencies in jurisdictions outside the United States, including, without limitation, all filing and reporting requirements necessary to keep the NDA current with the FDA. NovaDel shall be responsible for all stability studies as may be required for ongoing marketing and sale of the Product and shall, or shall cause its designee(s) to, conduct such stability studies in compliance with the NDA and FDA requirements.

      6.6 INSURANCE.

      Each of Par and NovaDel shall (and shall cause their respective Affiliates, as required, to), prior to anticipated receipt of Product Approval and extending through the remaining term of this Agreement and for a period of not less than 36 months following the termination of this Agreement, carry or be subject to coverage under (as a named insured), and name the other party as an additional named insured under, product liability insurance (including blanket contractual liability) in an amount of not less than $10,000,000 combined single limit, which insurance will be written on a "claims-made" policy basis with an insurance carrier reasonably acceptable to the other party. Each party shall provide the other party with evidence of coverage contemplated hereby, in the form of certificates of insurance, as reasonably requested. Such certificates shall be provided by written notice to the other party 15 days prior to any material change, cancellation or non-renewal of the policy.

      7. WARRANTIES, INDEMNIFICATION AND LIMITATION OF LIABILITY.

      7.1 CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS OF NOVADEL.

      (a) NovaDel hereby represents and warrants to Par that: (i) NovaDel has the requisite power and authority to enter into this Agreement and perform its obligations hereunder; (ii) the terms of this Agreement do not conflict with or breach any agreement to which NovaDel or any Affiliate is a party or by which NovaDel or any Affiliate is otherwise bound or violate any applicable law; (iii) NovaDel has developed and tested the Product in a human clinical study; and (iv) assuming receipt of Product Approval, the proposed marketing and sale of the Product in the Territory will not, to its knowledge, (A) infringe or violate any patent or other proprietary right of any other Person (excluding rights in any trademark utilized at and in accordance with the direction of Par) or (B) violate any applicable law or regulation.

      (b) NovaDel hereby warrants and covenants to Par that all Product supplied by it or its designee(s) to Par pursuant to this Agreement shall be manufactured, tested, packaged, labeled, stored and handled in accordance with the Product Manufacturing Requirements and that, at the time of the delivery of such Product to Par, such Product: (i) will meet the Specifications and will not be adulterated or misbranded within the meaning of the Act or within the meaning of any applicable Canadian, state or municipal law in which the definitions of adulteration and misbranding are substantially the same as those contained in the Act, as such Act and such laws are constituted and effective at the time of delivery; (ii) will not be an article which may not be introduced into interstate commerce under the provisions of Sections 404 and 505 of the Act; and
(iii) will have a minimum shelf life of at least 24 months from the date of manufacture and 21 months from the date of delivery to Par.

      (c) NovaDel hereby represents, warrants and covenants to Par that (i) the NDA and any other filings made or to be made with the FDA and with equivalent governmental agencies in jurisdictions outside the United States in connection with the Product were and shall be, as the case may be, accurate, complete and truthful when filed and made in good faith upon the best information available to NovaDel at such time; (ii) the NDA and all other such regulatory filings have been, or will be, amended, supplemented or otherwise updated in a timely manner whenever the information contained in any of them is no longer accurate, complete and truthful, and NovaDel will promptly notify Par in writing of any such amendment, supplement or other update; and (iii) the Product will be manufactured, tested, packaged and labeled in accordance with the most current version of the NDA in effect at the time of manufacturing, testing, packaging and labeling.

EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, NOVADEL MAKE NO REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, CONCERNING THE DEVELOPMENT OR MANUFACTURE OF THE PRODUCT, INCLUDING THE SUCCESS OR POTENTIAL SUCCESS THEREOF. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NOVADEL EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

PAR UNDERSTANDS THAT THE PRODUCT IS THE SUBJECT OF ONGOING CLINICAL RESEARCH AND DEVELOPMENT AND THAT NOVADEL CANNOT ASSURE THAT FDA WILL RENDER A POSITIVE DECISION ON THE SAFETY OR EFFICACY OF THE PRODUCT. NOVADEL MAKES NO REPRESENTATION OR WARRANTY EXCEPT AS SET FORTH IN THIS ARTICLE 7 CONCERNING ITS PATENT RIGHTS OR KNOW-HOW.

      7.2 CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS OF PAR.

      (a) Par hereby represents and warrants to NovaDel that (i) Par has the requisite corporate power and authority to enter into this Agreement and perform it obligations hereunder; and (ii) the terms of this Agreement do not conflict with or breach any agreement to which Par or any Affiliate is a party or by which Par or any Affiliate is otherwise bound or violate any applicable law.

      (b) Par hereby covenants to NovaDel that all Product supplied to it by NovaDel or its designee(s) pursuant to this Agreement shall be stored and handled by Par in accordance with cGMP.

      (c) Par hereby covenants to NovaDel that it shall not directly promote the Product for any use other than the uses set forth in the NDA (including any proposed or approved supplements thereto), except as otherwise permitted by FDA policy or Par's First Amendment Constitutional rights.

      (d) Par hereby covenants to NovaDel that it will not engage in promotion and sale of Product in violation of federal and state fraud and abuse laws, federal and state anti-kick back laws and the Robinson-Patman Act, other than activities included within the safe harbors established within any agency's Office of the Inspector General opinions or guidelines, other relevant guidelines and case law.

THE FOREGOING WARRANTIES IN THIS SECTION 7.2 ARE MADE BY PAR EXPRESSLY IN LIEU OF ANY AND ALL OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT BY WAY OF LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

      7.3 REPRESENTATION AND WARRANTIES WITH REGARD TO STATUS.

      (a) Subject to the receipt of the Product Approval and similar necessary approvals in Canada, Par hereby represents and warrants to NovaDel that neither it nor any of its Affiliates is prohibited by any law, rule or regulation or by any order, directive or policy from selling the Product or other pharmaceutical products within the Territory and that neither Par nor any of its Affiliates is a Person who is listed by a United States federal agency as debarred, suspended, proposed for debarment or otherwise ineligible for federal programs in the United States, its territories and protectorates (an "INELIGIBLE PERSON"). Par hereby covenants to NovaDel that, in the event it subcontracts to a third party any portion of the commercialization, marketing, supply or sale of the Product, it shall obtain the foregoing representation from such party to Par and NovaDel prior to entering into any such subcontracting arrangement.

     (b) Subject to the receipt of the Product Approval and similar necessary approvals in Canada, NovaDel hereby represents and warrants to Par that neither it nor any of its Affiliates who have been or are developing the Product or who is or will be a manufacturer thereof is prohibited by any law, rule or regulation or by any order, directive or policy from selling the Products and that neither NovaDel nor any such Affiliate is an Ineligible Person. NovaDel hereby covenants to Par that, in the event it subcontracts to a third party any portion of the manufacturing, packaging and/or labeling of the Product, it shall obtain the foregoing representation from such party to Par and NovaDel prior to entering into any such subcontracting arrangement.

      7.4 PRODUCT RECALL.

      (a) In the event that either Par or NovaDel determines that a recall of the Product is necessary for any reason, Par or NovaDel, as applicable, shall so notify the other in writing. If Par determines to recall the Product, Par shall give notice of such recall to each customer to which it has sold any applicable Product, along with the instructions, if any, prepared by Par and/or NovaDel relating to the recall. The decision to initiate such actions as described above shall remain solely with Par.

      (b) Except as set forth in Section 7.4(c), in the event of any recall or seizure of any Product, NovaDel shall, at the written election of Par, either:

      (i) promptly replace the amount of Product recalled or seized; and/or

      (ii) give credit to Par against outstanding receivables due from Par in an amount equal to the amount paid by Par for the Product (including any portion of Net Profit payable to NovaDel on such Product) so recalled or seized or otherwise owing by Par hereunder;

plus promptly reimburse (or, at the election of Par, credit) Par for the aggregate transportation costs, if any, taxes, freight insurance, handling and reasonable and verifiable out-of-pocket costs incurred by Par in respect of such recalled or seized Product; provided, however, that the foregoing shall not apply if and to the extent that such recall or seizure arises out of any improper act or omission of Par or any third-party subcontractor engaged by Par. Any costs incurred by NovaDel in complying with its obligations pursuant to this
Section 7.4(b) shall not be, directly or indirectly, passed on to Par in the calculation of the Transfer Price or otherwise.

      (c) In the event and to the extent that any recall or seizure of any Product arises out of any act or omission by Par or any third-party subcontractor engaged by Par, Par shall be responsible (as between Par and NovaDel) for such recalled or seized product and shall promptly reimburse NovaDel in cash for any reasonable and verifiable out-of-pocket expenses incurred by NovaDel in connection therewith.

      (d) For purposes of this Section 7.4, "recall" means (i) any action by NovaDel, Par or any Affiliate of either to recover title to or possession of any Product sold or shipped (including, but not limited to, market withdrawal) and/or (ii) any decision by Par not to sell or ship Product to third parties that would have been subject to recall if it had been sold or shipped, in each case taken in the good faith belief that such action was appropriate under the circumstances. For purposes of this Section 7.4, "seizure" means any action by any government, authority or agency to detain or destroy any Product.

      (e) NovaDel and Par shall keep the other fully informed in writing of any notification or other information, whether received directly or indirectly, that might affect the marketability, safety or effectiveness of any Product, or that might result in liability issues or otherwise necessitate action on the part of either party, or that might result in recall or seizure of any Product. NovaDel (prior to its transfer of the NDA to Par) and Par (after NovaDel's transfer of the NDA to it) will be responsible for assuring that such recall is closed-out with the FDA, unless the FDA shall otherwise require.

      7.5 NOVADEL'S INDEMNIFICATION OBLIGATIONS.

      NovaDel shall indemnify and hold Par and its Affiliates and their respective officers, directors, stockholders, employees and agents (collectively, the "PAR INDEMNITEES") harmless from and against, and pay or reimburse, any claim, action, suit, proceeding, loss, liability, damage or expense (including without limitation reasonable attorneys' fees) ("LOSSES") arising directly or indirectly as a result of (a) NovaDel's and its third-party contractors' negligent acts or omissions or willful wrongful acts and (b) NovaDel's breach of any of its representations, warranties, covenants or other obligations hereunder; provided, however, that NovaDel shall not be required to indemnify Par with respect to any Losses to the extent arising from or related to the negligent acts or omissions or willful wrongful acts of any Par

Indemnitees or Par's breach of its representations, warranties, covenants or other obligations hereunder, or from information supplied by Par to NovaDel or contained in regulatory filings or correspondence prepared or delivered by Par.

      7.6 PAR'S INDEMNIFICATION OBLIGATIONS.

      Par shall indemnify and hold NovaDel and its Affiliates and their respective officers, directors, stockholders, employees and agents (collectively, the "NOVADEL INDEMNITEES") harmless from and against, and pay or reimburse, any Losses arising directly or indirectly as a result of (a) Par's and its third-party contractors' negligent acts or omissions or willful wrongful acts and (b) Par's breach of any of its representations, warranties, covenants or other obligations hereunder; provided, however, that Par shall not be required to indemnify NovaDel with respect to any Losses to the extent arising from or related to the negligent acts or omissions or willful wrongful acts of any NovaDel Indemnitees or NovaDel's breach of its representations, warranties, covenants or other obligations hereunder, or from information supplied by NovaDel to Par or contained in regulatory filings or correspondence prepared or delivered by NovaDel.

      7.7 SPECIFIC INDEMNITY.

      In the event that (a) either party or both parties sustains, suffers or incurs any Losses arising from or relating to any third-party claim to the extent arising from the use or design of the Product, including product liability and strict liability claims in respect thereof, or (b) a final, non-appealable determination shall have been made by a court of competent jurisdiction that, in respect of such third-party claim, neither party is negligent or otherwise at fault; then, as applicable, Par shall indemnify NovaDel from and against [***] ([***]) percent of the Losses sustained by NovaDel, and NovaDel shall indemnify Par from and against [***] ([***]) percent of the Losses sustained by Par.

      7.8 INDEMNIFICATION PROCEDURES.

      A party (the "indemnitee") that intends to claim indemnification under this Article 7 shall notify the other party (the "indemnitor") promptly in writing of any action, claim or liability in respect of which the indemnitee believes it is entitled to claim indemnification; provided, that the failure to give timely notice to the indemnitor shall not release the indemnitor from any liability to the indemnitee except to the extent the indemnitor is materially prejudiced thereby. The indemnitor shall have the right, by written notice to the indemnitee, to assume the defense of any such action or claim, within the 15-day period after the indemnitor's receipt of written notice of any action or claim, with counsel of the indemnitor's choice and at the sole cost of the indemnitor. If the indemnitor so assumes such defense, the indemnitee may participate therein through counsel of its choice, but at the sole cost of the indemnitee. The party not assuming the defense of any such claim shall render all reasonable assistance to the party assuming such defense, and all reasonable out-of-pocket costs of such assistance shall be for the account of the indemnitor. No such claim shall be settled other than by the party defending the

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

same, and then only with the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that the indemnitee shall have (a) no obligation to consent to any settlement of any such action or claim that (i) imposes on the indemnitee any monetary or other liability or obligation that cannot be assumed and performed in full by the indemnitor or (ii) adversely affects the indemnitee's rights hereunder or damages its reputation or business, and (b) no right to withhold its consent to any settlement of any such action or claim if the settlement involves only the payment of money by the indemnitor or its insurer and the indemnitor or its insurer agrees in writing to make such payment.

IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING ANY LOSS OF INCOME, LOSS OF PROFITS, COSTS OF SUBSTITUTION, COSTS OF COVER OR INCREASED CAPITAL COSTS, REGARDLESS OF THE FORM OR NATURE OF ACTION, WHETHER IN CONTRACT, BREACH OF WARRANTY, STRICT LIABILITY, EQUITY, INDEMNITY, NEGLIGENCE, INTENDED CONDUCT, TORT OR OTHERWISE, EVEN IF SUCH DAMAGES WERE FORESEEABLE OR IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

      8. AUDIT.

      8.1 PAR'S RIGHT TO AUDIT.

      NovaDel shall maintain true and complete books of account containing an accurate record of all data necessary for proper assessment of the Transfer Price (including the Cost of Goods) provided in Section 5.1 hereof. Par shall have the right, through an independent certified public accountant, to examine NovaDel's books of account related to such matters at any time, on reasonable prior notice (but not more than twice in any calendar year), within two years after the end of the calendar year in which the sale was invoiced by NovaDel for the purpose of verifying the accuracy of such matters. The parties agree that information furnished to Par as a result of any such examination shall be limited to a written statement by such certified public accountant to the effect that they have reviewed the books of account of NovaDel and either (i) NovaDel's calculations are correct or (ii) setting forth any required adjustments thereto. If any such audit shows any overpayment by Par, a correcting refund shall be made within 30 days after receipt of the written statement described above. The expenses of such audit shall be borne by Par; provided, however, if such audit shows an overpayment by Par exceeding $10,000, NovaDel shall bear all costs of the audit.

      8.2 NOVADEL'S RIGHT TO AUDIT.

      Par shall maintain true and complete books of account containing an accurate record of all data necessary for proper assessment of the Royalty payment (including Net Sales) provided in Section 5.2 hereof. NovaDel shall have the right, through an independent certified public accountant, to examine Par's books of account related to such payment at any time, on reasonable prior notice (but not more than twice in any calendar year), within two years after the end of the calendar year in which the Products that are the subject of such payment were delivered for sale in the Territory for the purpose of verifying the accuracy of such payment. The parties agree that information furnished to NovaDel as a result of any such examination shall be limited to a written statement by such certified public accountant to the effect that they have reviewed the books of account of Par and either (i) Par's calculations are correct or (ii) setting forth any required adjustments thereto. If any such audit shows any underpayment by Par, a correcting payment shall be made within 30 days after receipt of the written statement described above. The expenses of such audit shall be borne by NovaDel; provided, however, if such audit shows an underpayment by Par exceeding $10,000, Par shall bear all costs of the audit.

      9. TERM AND TERMINATION.

      9.1 TERM.

      This Agreement shall commence on the Effective Date and continue, unless otherwise earlier terminated in accordance herewith, for a period that shall extend ten years from the date of the First Commercial Sale of the Product (the "INITIAL TERM"); provided, however, that this Agreement may be terminated, at the election of Par upon written notice thereof to NovaDel, if there shall be no First Commercial Sale on or before January 1, 2007. Thereafter, this Agreement shall be automatically renewed for successive two-year periods (each, a "RENEWAL TERM" and, together with the Initial Term, the "TERM"), unless a party shall otherwise notify the other in writing at least 12 months prior to the expiration of the Initial Term or any Renewal Term.

      9.2 TERMINATION FOR BREACH.

      If either party commits a material breach or default in the performance or observance of any of its material obligations under this Agreement and such breach or default is not cured within 30 days after receipt by such party of the written notice from the non-breaching party specifying the breach or default, then the non-breaching or non-defaulting party shall have the right to terminate this Agreement with immediate effect by giving written notice to the breaching or defaulting party.

      9.3 TERMINATION FOR BANKRUPTCY.

      This Agreement shall automatically terminate upon the initiation of any proceeding in bankruptcy, reorganization or arrangement for the appointment of a receiver or trustee to take possession of the assets of a party hereto or similar proceeding under the law for release of creditors by or against a party hereto or if a party hereto shall make a general assignment for the benefit of its creditors.

      9.4 TERMINATION FOR SUPPLY INTERRUPTION.

      This Agreement may be terminated by Par, on 30 days' written notice, if NovaDel shall fail or be unable to supply all Par's requirements for the Product for a period exceeding 90 cumulative days in any given 365-day period.

      9.5 TERMINATION FOR FORCE MAJEURE EVENT.

      If, as a result of a Force Majeure Event, a party does not perform its obligations hereunder for any cumulative period of 90 days within any 365-day period, the other party shall have the right to terminate this Agreement in its entirety upon providing written notice to the non-performing party, such termination to be effective within 30 days of such notice.

      9.6 TERMINATION FOR EXCESS COSTS.

      Either party may terminate this Agreement upon advance written notice to the other party if, within 30 days of identifying the likelihood of Excess Costs pursuant to Section 2.1 hereof, the parties fail to reach a mutually satisfactory arrangement with respect to the payment of Excess Costs.

      9.7 POST-TERMINATION.

      If this Agreement is terminated pursuant to Section 9.6 hereof, NovaDel shall promptly repay to Par any and all amounts paid by Par to NovaDel pursuant to Section 6.1 hereof. Termination or expiration of this Agreement shall not affect any payment or other obligations or liabilities that have accrued prior to the date of such termination or expiration and the parties shall retain all rights and remedies in response to any breach(es) thereof.

      10. CONFIDENTIALITY.

      10.1 TREATMENT OF CONFIDENTIAL INFORMATION.

      Except as required by applicable laws and regulations (including rules or regulations of any exchange upon which a party's capital stock may be traded) or as otherwise provided in this Article 10, during the Initial Term and any Renewal Term, and thereafter, each party shall hold in confidence, and may not use for purposes other than those contemplated by this Agreement or disclose to a third party (except as specifically set forth herein or with the express prior written consent of the other party) any and all Confidential Information.

      10.2 LIMITS ON DISCLOSURE.

      (a) Without limiting the generality of the foregoing, each party may disclose Confidential Information to those of its employees, officers, directors, representatives, contractors, consultants, advisors and agents who need to receive the Confidential Information in order to further the activities contemplated in this Agreement; provided, that each such person or entity must either be made aware of this Article 10 and agree to be bound by it or otherwise be bound by a duty of confidentiality to such party. Each party shall take reasonable precautions to safeguard the Confidential Information, including obtaining appropriate commitments and enforceable confidentiality agreements. Each party understands and agrees that the wrongful disclosure of Confidential Information may result in serious and irreparable damage to the other party, that the remedy at law or any breach of this covenant may be inadequate, and that the party seeking redress hereunder shall be entitled to injunctive relief, without prejudice to any other rights and remedies to which such party may be entitled. Each party shall be liable for the disclosure of confidential information in violation of this Agreement by its employees, officers, directors, representatives, contractors, consultants, advisors and agents.

      (b) It is acknowledged that Confidential Information may be obtained by a party from the other party not only in writing or other tangible form (including electronic), but also through discussions between each party's respective representatives, demonstrations, observations and other intangible methods.

      (c) The above notwithstanding, each party shall have the right with the exercise of reasonable discretion, and insofar as practical under written confidentiality agreements having provisions no less stringent than those contained herein, to make disclosures of such portions of Confidential Information to third party consultants, attorneys, contractors, advisors, Affiliates and governmental agencies where, in the recipient's judgment, such disclosure is beneficial to the development, approval or marketing of the Product pursuant to this Agreement.

      (d) Except as otherwise set forth in this Agreement, upon termination or expiration of this Agreement and at the written request of the disclosing party, the receiving party shall return all Confidential Information of the disclosing party (including all copies, excerpts and summaries thereof contained on any media) or destroy such Confidential Information at the option of the disclosing party; provided, that the receiving party may retain one copy of all Confidential Information of the disclosing party for its legal records.

      11. FORCE MAJEURE.

      11.1 EFFECTS OF FORCE MAJEURE.

      No party hereto shall be held liable or responsible for failure or delay in fulfilling or performing any of its obligations under this Agreement (other than the payment of money) if such failure or delay is caused by, without limitation, acts of God, acts of the public enemy, fire, explosion, flood, drought, war, terrorists, riot, sabotage, embargo, strikes or other labor disputes, intervention of governmental agency, or by any other event or circumstance of like or different character to the foregoing beyond the reasonable control and without the fault or negligence of the affected party (a "FORCE MAJEURE EVENT"). Such excuse shall continue as long as the Force Majeure Event continues. Upon cessation of such Force Majeure Event, subject to Section
9.5 hereof, such party shall promptly resume performance hereunder.

      11.2 NOTICE OF FORCE MAJEURE.

      Each party agrees to give the other party prompt written notice of the occurrence of any Force Majeure Event, the nature thereof and the extent to which the affected party will be unable to perform its obligations hereunder. Each party further agrees to use reasonable efforts to correct or otherwise address the Force Majeure Event as soon as practicable and to give the other party prompt written notice when it is again fully able to perform such obligations.

      11.3 ALLOCATION OF CAPACITY.

      If NovaDel at any time is unable to fully supply the purchase orders of Par for the Product in accordance with this Agreement, NovaDel shall use reasonable best efforts to allocate its available resources and production capacity to the manufacture of the Product to fill orders placed by Par pursuant hereto to the fullest extent possible.

      12. MISCELLANEOUS.

      12.1 DISPUTE RESOLUTION.

      The parties recognize that a bona fide dispute as to certain matters may, from time to time, arise during the term of this Agreement which relates to a party's rights and/or obligations hereunder. In the event of the occurrence of such a dispute, either party may, by written notice to the other party, have such dispute referred to their respective officers, designated below, or their successors, for attempted resolution by good faith negotiation within 30 days after such notice is received. Such designated officers are as follows:

      For NovaDel: Gary Shangold, President and Chief Executive Officer

      For Par: Scott Tarriff, President and Chief Executive Officer

In the event the designated officers are not able to resolve the dispute within such 30-day period, or such other period of time as the parties may mutually agree to in writing, each party shall have the right to pursue any and all remedies available at law or in equity, subject to Section 4.5 hereof.

      12.2 INDEPENDENT CONTRACTORS.

      The relationship between NovaDel, on the one hand, and, Par on the other hand, is that of independent contractors and nothing herein shall be deemed to constitute the relationship of partners, joint venturers nor of principal and agent between NovaDel on the one hand and Par on the other hand. Neither party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party.

      12.3 ASSIGNMENT.

      This Agreement may be assigned and delegated by either party in connection with any sale, merger or other business combination involving all or substantially all of the parties' assets or capital stock. Except as set forth in the preceding sentence, neither this Agreement nor any other rights or obligations hereunder shall be assigned or delegated by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed.

      12.4 GOVERNING LAW; WAIVER OF JURY TRIAL.

      This contract shall be governed by, and construed in accordance with, the laws of the State of New York. The parties hereby consent to the exclusive jurisdiction of Federal and New York State courts located in Manhattan, New York and hereby waive any objection to venue or forum laid therein. The parties hereby agree that service of process by certified mail, return receipt requested, shall constitute personal service for all purposes hereof. EACH PARTY HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER, WHETHER WITH RESPECT TO CONTRACT CLAIMS,

TORT CLAIMS OR OTHERWISE. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

      12.5 NO IMPLIED WAIVER.

      No failure or delay on the part of the parties hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall, in itself, operate as a waiver; nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      12.6 NOTICE.

      All notices required to be given hereunder shall be in writing and shall be given by personal delivery, via facsimile transmission followed by mailing, by a nationally recognized overnight carrier or by registered or certified mail, postage prepaid with return receipt requested. Notices shall be addressed to the parties as follows:

      If to NovaDel:    NovaDel Pharma, Inc.
                        25 Minneakoning Road
                        Flemington, NJ 08822
                        Attn: Gary Shangold, President and Chief Executive
                              Officer
                              Barry Cohen, Vice President of Business and New Product Development
                        Facsimile No.: (908) 806-7624

      With a copy       Dickstein Shapiro Morin & Oshinsky, LLP
      (which shall      1177 Avenue of the Americas
      not constitute    47th Floor
      notice) to:       New York, NY 10036
                        Attn.:   Ira L. Kotel, Esq.
                        Facsimile No.:  (212) 997-9880

      If to Par:        Par Pharmaceutical, Inc.
                        One Ram Ridge Road
                        Spring Valley, NY  10977
                        Attn: Scott Tarriff, President and Chief Executive
                              Officer
                              Michael Graves, Vice President of Marketing and Business Development
                        Facsimile No.:  (201) 391-7693

      With a copy       Kirkpatrick & Lockhart LLP
      (which shall      599 Lexington Avenue
      not constitute    New York, NY 10022
      notice) to:       Attn: Stephen R. Connoni, Esq.
                              Barry J. Gilman, Esq.
                        Facsimile No.:  (212) 536-3901

Notices delivered personally shall be deemed communicated as of actual receipt; notices sent via facsimile transmission shall be deemed communicated as of receipt by the sender of written confirmation of transmission thereof; notices sent via overnight courier shall be deemed received as of one business day following sending; and notices mailed shall be deemed communicated as of three business days after proper mailing. A party may change his or its address by written notice in accordance with this Section 12.6.

      12.7 AMENDMENTS.

      Any amendment or modification of this Agreement shall be valid only if made in writing and signed by the parties hereto.

      12.8 COUNTERPARTS.

      This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute a single document.

      12.9 ENTIRE AGREEMENT.

      This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior contracts, agreements and understandings related to the same subject matter between the parties. The parties intend this Agreement to be a complete statement of the terms of their understanding.

      12.10 BENEFIT; BINDING EFFECT.

      This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      12.11 SURVIVAL.

      Notwithstanding anything to the contrary contained in this Agreement, the provisions of Sections 6.6 and 9.7 and Articles 1, 7, 8, 10 and 12 shall survive, in accordance with their respective terms, any termination of this Agreement; provided, that, in the case of termination pursuant to Section 3.5, the provisions of only Articles 1 and 10 shall survive such termination.

      12.12 FURTHER ASSURANCES.

      The parties hereto agree that they shall take all appropriate actions, including the execution or filing of any documents or instruments, that may be reasonably necessary or advisable to carry out the intent and accomplish the purposes of any of the provisions hereof.

      12.13 SEVERABILITY.

      In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason by a court of competent jurisdiction, such provision or part thereof shall be considered separate from the remaining provisions of this Agreement, which shall remain in full force and effect. Such invalid or unenforceable provision shall be deemed revised to effect, to the fullest extent permitted by applicable law, the intent of the parties as set forth therein.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their duly authorized representatives.

                                        NOVADEL PHARMA, INC.


                                        By: /s/ Barry Cohen
                                        ---------------------------------------
                                          Name:  Barry Cohen
                                          Title: Vice President of Business and
                                                 New Product Development


                                        PAR PHARMACEUTICAL, INC.


                                        By: /s/ Michael Graves
                                        ---------------------------------------
                                          Name:  Michael Graves
                                          Title: Vice President of Marketing
                                                 and Business Development

                                    EXHIBIT A
                                    ---------



      |_| Nitroglycerin lingual spray